UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 16, 2012

Kimco Realty Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road, Suite 100
New Hyde Park, NY  11042
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code (516) 869-9000

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2012, Kimco Realty Corporation, a Maryland corporation (“Kimco”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC (the “Underwriters”), pursuant to which Kimco agreed to sell to the Underwriters 9,000,000 Depositary Shares (the “Depositary Shares”), each representing 1/1000 of a Share of 5.50% Class J Cumulative Redeemable Preferred Stock, $1.00 par value per share. The Depositary Shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Kimco’s shelf registration statement on Form S-3 (File No. 333-180833). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated July 16, 2012, by and among Kimco Realty Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP dated July 17, 2012, as to the legality of the Depositary Shares, par value $1.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: July 17, 2012	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen
Title: Executive Vice President, Chief Financial Officer, and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated July 16, 2012, by and among Kimco Realty Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP dated July 17, 2012, as to the legality of the Depositary Shares, par value $1.00 per share.